Exhibit 10.35

ADDENDUM 3

This Addendum 3 (the “Addendum”) is made and entered into this 27th day of April, 2020 to that certain SUPPLY AND OFFTAKE AGREEMENT (the “Agreement”) by and between RYZE RENEWABLES RENO, LLC (“Ryze”), a limited liability company formed under the laws of the state of Delaware, and PHILLIPS 66 COMPANY (“Phillips 66”) a corporation incorporated under the laws of Delaware dated May 23rd, 2017.

WHEREAS, unless expressly amended below, the Parties desire that all recitals, definitions, terms and conditions shall remain unchanged and In full force and effect, now, therefore, in consideration of the premises, conditions, term and agreements contained in the Agreement, Ryze and Phillips 66 hereby agree to amend the Agreement as follows:

2.2       Term.

2.2.1	“Commencement Date Deadline” previously set to occur on or before December 31, 2020 shall be extended so that the amended Commencement Date Deadline shall be December 31, 2021.

2.2.2.	“Initial Term” previously set to commence on the Effective Date of the Agreement and continue for a period of five (5) years from the Commencement Date, shall now commence on the Effective Date of the Agreement and continue for a period of fifteen (15) years from the Commencement Date.

IN WITNESS WHEREOF, each Party hereto has caused this Addendum to be executed by its duly authorized representative.

PHILLIPS 66 COMPANY
a Delaware corporation

By:	/s/ Brian Mandell

Name:	Brian Mandell

Title:	Executive Vice President, Marketing and Commercial

RYZE RENEWABLES RENO, LLC
a Delaware limited liability company

By:	/s/ Randy Soule

Name:	Randy Soule

Title:	Manager

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